Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2021.

Unaudited Pro Forma Combined Financial Information

Laffin Acquisition Corp. (“Laffin”) was incorporated in the State of Delaware on November 9, 2020. On October 22, 2021, Laffin’s wholly-owned subsidiary, Guerrilla RF Acquisition Co., a corporation formed in the State of Delaware on October 20, 2021 (“Acquisition Sub”), merged with and into Guerrilla RF, Inc~~.~~, a privately held Delaware corporation (“Guerrilla RF” or “GRF”). Pursuant to this transaction (the “Merger”), Guerrilla RF was the surviving corporation and became our wholly-owned subsidiary, and all of the outstanding stock of Guerrilla RF was converted into shares of our common stock. In addition, all of Guerrilla RF’s outstanding warrants, options, and stock appreciation rights were assumed by us. Following the consummation of the Merger, Guerrilla RF changed its name to “Guerrilla RF Operating Corporation.”

On October 22, 2021, Laffin’s board of directors and all of its pre-merger stockholders approved an amended and restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on October 22, 2021, and through which it changed its name to “Guerrilla RF, Inc.”

As a result of the Merger, we acquired the business of Guerrilla RF and will continue the existing business operations of Guerrilla RF as a public reporting company under the name Guerrilla RF, Inc. In accordance with “reverse merger” or “reverse acquisition” accounting treatment, Guerrilla RF is the acquirer for financial reporting purposes. Laffin is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combination.

The unaudited pro forma combined financial information is based on the individual historical financial statements of Guerrilla RF and Laffin prepared under U.S. GAAP and is adjusted to give effect to the Merger. Costs associated with the Merger transaction that Guerilla RF and Laffin may incur are included in these unaudited pro forma combined financial statements, but they do not include any non-recurring charges related to the Merger that the combined entities may incur upon completion of the Merger, other than directors and officers (“D&O”) liability insurance premiums explicitly required, which are material to the presentation of the combined balance sheets. The unaudited proforma combined balance sheet as of June 30, 2021, gives the effect to the Merger as if it had been consummated as of June 30, 2021, and includes adjustments that give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma combined statements of operations for the year ended December 31, 2020, and for the six months ended June 30, 2021, give effect to the Merger as if it had been consummated on January 1, 2020, and include adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented below.

The unaudited pro forma combined financial information does not purport to represent the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with: 1) Guerrilla RF’s audited financial statements for the years ended December 31, 2020, and 2019, and reviewed financial statements for the six months ended June 30, 2021; and 2) Laffin’s audited financial statements as of December 31, 2020 and for the period from November 9, 2020 to December 31, 2020.

The following tables reflect the $7.2 million in gross proceeds raised as part of the private placement that closed concurrently with the Merger.

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Unaudited Combined Balance Sheets

For the Six Months Ended June 30, 2021

	Guerrilla RF	Laffin	Merger Accounting Adjustments		Other Transaction Accounting Adjustments		Combined Pro Forma
Assets
Cash	$442,723	$10,557	$-		$5,427,896	(a)	$5,881,176
Accounts receivable, net	1,557,800	-	-		-		1,557,800
Inventories	1,049,471	-	-		-		1,049,471
Prepaid expense	106,751	-	690,000	(b)	-		796,751
Total current assets	3,156,745	10,557	690,000		5,427,896		9,285,198

Property, plant and equipment, net	839,716	-	-		-		839,716
Total Assets	$3,996,461	$10,557	$690,000		$5,427,896		$10,124,914
Liabilities
Current portion of debt	$1,240,715	$54,980	$(54,980	) (g)	$-		$1,240,715
Capital lease current portion	95,773	-	-		-		95,773
Accounts payable and accrued expenses	664,118	3,000	-		-		667,118
Total current liabilities	2,000,606	57,980	(54,980)		-		2,003,606

Capital lease	265,337	-			-		265,337
PPP loan	615,143	-			-		615,143
Long-term debt, less current	4,613,311	-	(4,466,890	) (h)	-		146,421
Total Liabilities	7,494,397	57,980	(4,521,870)		-		3,030,507
Preferred stock	4,852	-	(4,852	) (c)	-		-
Common stock	2,508	500	(297	) (d)	358	(d)	3,069
Additional paid-in-capital	9,124,890	-	4,526,661	(i)	7,166,100	(e)	20,817,651
Accumulated deficit	(12,630,186)	(47,923)	690,000	(b)	(1,738,204	) (f)	(13,726,313)
Total Stockholders’ Deficit	$(3,497,936)	$(47,423)	$5,211,870		$5,427,896		$7,094,407
Total Liabilities and Stockholders’ Deficit	$3,996,461	$10,557	$690,000		$5,427,896		$10,124,914

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Unaudited Combined Income Statements

For the Year Ended December 31, 2020

	Guerrilla RF	Laffin	Merger Accounting Adjustments		Combined Proforma

Revenue	$8,089,390	$-	$-		$8,089,390
Cost of revenue	2,911,120	-	-		2,911,120
Gross profit	5,178,270	-	-		5,178,270
Operating expenses
Administration	999,731	17,942	-		1,017,673
Sales and marketing	2,129,238	-	-		2,129,238
Research and development	3,591,336	-	-		3,591,336
Total operating expenses	6,720,305	17,942	-		6,738,247
Income (Loss) from operations	(1,542,035)	(17,942)	-		(1,559,977)
Interest expense	1,241,525	-	(1,241,525	)(g)	-
Other income (expense)	771,841	-	4,980	(g)	776,821
Total other income (expense)	(469,684)	-	1,246,505		776,821
Net loss	$(2,011,719)	$(17,942)	$1,246,505		$(783,156)
Net loss per common share	$(0.89)	$(0.00)			$(0.03)
Weighted average common shares outstanding	2,260,358	4,622,642			30,688,692

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Unaudited Combined Income Statements

For the Six Months Ended June 30, 2021

	Guerrilla RF	Laffin	Merger Accounting Adjustments		Combined Proforma

Revenue	$5,578,442	$-	$-		$5,578,442
Cost of revenue	2,192,810	-	-		2,192,810
Gross profit	3,385,632	-	-		3,385,632
Operating expenses
Administration	682,955	29,981	-		712,936
Sales and marketing	1,226,125	-	-		1,226,125
Research and development	2,123,638	-	-		2,123,638
Total operating expenses	4,032,718	29,981	-		4,062,699
Loss from operations	(647,086)	(29,981)	-		(677,067)
Interest expense	309,653	-	(309,653	) (g)	-
Other income (expense)	535,800	-	4,980	(g)	540,780
Total other income (expense)	226,147	-	314,633		540,780
Net loss	$(420,939)	$(29,981)	$314,633		$(136,287)
Net loss per common share	$(0.18)	$(0.01)			$(0.00)
Weighted average common shares outstanding	2,278,491	5,000,000			30,688,692

Guerrilla RF, Inc. and Laffin Acquisition Corp.

Notes to Unaudited Financial Statements

Merger Pro forma Adjustments

(a) Net proceeds from related private placement raise less transaction expenses, including: placement agent commissions, professional fees for legal advisors and independent accountants, escrow agent fees, a Laffin shareholder note payable capped at a $50,000 payoff, and directors and officers (D&O) liability insurance premiums. The estimated private placement transaction expenses are $1.7 million.

(b) Directors and officers (D&O) liability insurance premiums for the coming 12 months recorded as a prepaid expense.

(c) Conversion of 4,852,414 preferred shares to common shares of the merged entity at par value of $.0001.

(d) Common stock issued at $.0001 par value resulting from the Merger and private placement, which assumes no common stock sales pursuant to the placement agent’s over-subscription option, but includes (i) an aggregate of 24,130,642 shares issued in exchange for Guerrilla RF common and preferred stock and $4.5 million of convertible debt (as disclosed in Item 3.02 - Unregistered Sales of Equity Securities), (ii) options to purchase 3,146,366 shares, issued in exchange for options to purchase 1,065,067 shares of Guerrilla RF’s common stock issued and outstanding immediately prior to the closing of the Merger under Guerrilla RF’s 2014 Long Term Incentive Plan (as disclosed in Item 2.01 - Completion of Acquisition or Disposition of Assets), (iii) 222,991 shares reserved for issuance under the Guerrilla RF 2021 Equity Incentive Plan (as disclosed in Item 2.01 - Completion of Acquisition or Disposition of Assets), and (iv) and 2,025,000 shares of common stock owned by the stockholders of Laffin prior to the Merger that were forfeited and cancelled in connection with the Merger (as disclosed in Item 2.01 - Completion of Acquisition or Disposition of Assets).

(e) Additional paid-in-capital is APO capital raise proceeds.

(f) Net of the expenses of the APO reverse merger.

(g) The unaudited pro forma statements of operations for the six months ended June 30, 2021 reflects adjustments for: 1) the reduction in interest expense of $309,353 and $1,241,525, respectively, to reflect the conversion of the investor notes payable as if the conversion occurred on January 1, 2020, and 2) the elimination of a Laffin shareholder note payable of $54,980 that had a capped payoff of $50,000 at the closing of the merger.

(h) The unaudited pro forma balance sheets as of June 30, 2021 and the year ended December 31, 2020 reflect an adjustment for the conversion of investor promissory notes payable in the aggregate amount of $4,466,890 to common stock at a par value of $.0001. The corresponding note purchase agreements provide for the mandatory conversion of the convertible notes into shares of the Guerrilla RF’s common stock upon the closing of the merger.

(i) Additional paid-in-capital is the capital stock transactions noted in (c) and (d) above as a result of the private placement and the conversion of investor promissory notes to common shares as a transaction accounting adjustment; see (h) above.

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